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Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 11, 2011 with respect to the consolidated financial statements and financial highlights, Schedule 12-14 and the schedule of Senior Securities of Main Street Capital Corporation for the year ended December 31, 2010 contained in the Prospectus within the Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement, and to the use of our name as it appears under the captions "Selected Financial Data" and "Independent Registered Public Accounting Firm".

/s/ GRANT THORNTON LLP

Houston, Texas
April 21, 2011

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  Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM